Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan of our report, dated November 21, 2023, with respect to the consolidated financial statements of Arqit Quantum Inc. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended September 30, 2023, filed with the Securities and Exchange Commission.
/s/ PKF Littlejohn LLP
PKF Littlejohn LLP

London, United Kingdom
December 8, 2023